UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 1, 2006

(Date of earliest event reported)

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-15168

Delaware	41-1981625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota 55425

(Address of principal executive offices, including zip code)

(952) 853-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 1, 2006, Ceridian Corporation (the “Company”) entered into an Executive Employment Agreement with Kathryn V. Marinello (the “Agreement”) relating to Ms. Marinello’s service as President and Chief Executive Officer of the Company.  The material terms and conditions of the Agreement are described below.  Such description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term

Ms. Marinello’s employment with the Company will commence on October 20, 2006 (the “Commencement Date”).  The initial term of the Agreement will end on October 22, 2009, and the Agreement will be automatically extended for additional one-year periods thereafter.

Employment and Board Service

The Agreement provides that Ms. Marinello will be employed as President and Chief Executive Officer of the Company.  In addition, Ms. Marinello has agreed to serve, for any period for which she is elected, as a member of the Company’s Board of Directors for no additional compensation.  Unless prohibited by applicable law, court order or binding shareholder action, the Company will consider Ms. Marinello to serve as Chair of the Board of Directors upon the first anniversary of the Commencement Date and from time to time thereafter.

Compensation

Base Salary

Pursuant to the Agreement, Ms. Marinello is entitled to receive an annualized base salary of $780,000 (“Base Salary”), as adjusted by the Company’s Compensation and Human Resources Committee (the “Compensation Committee”) in its sole discretion.

Bonus and Incentive

The Agreement provides that Ms. Marinello’s bonus or incentive compensation will be at the sole discretion of the Compensation Committee in accordance with the terms and conditions of the Company’s bonus or incentive plans; provided, however, that for purposes of Ms. Marinello’s 2007 cash incentive (payable in 2008), Ms. Marinello’s “threshold” cash incentive will mean an amount equal to 80% of Base Salary, “target” cash incentive will mean an amount equal to 110% of Base Salary, and “superior” cash incentive will mean an amount equal to 140% of Base Salary.  In addition, Ms. Marinello’s 2007 cash incentive will be multiplied by 1.25 (representing three months of 2006 and all of 2007).

Stock Option and Restricted Share Grant

Pursuant to the Agreement, effective on the Commencement Date, Ms. Marinello will be granted a non-qualified stock option to purchase shares of the Company’s common stock in the amount of $2,750,000 divided by the fair market value of the Company’s common stock as of the close of business on the Commencement Date and further divided by 33% (the “Option”).  The exercise price for the Option will be the fair market value of the Company’s common stock as of the close of business on the Commencement Date.  The Option will vest ratably in 33-1/3% increments on October 1, 2007, 2008 and 2009.  The Option will be granted under the Company’s 2004 Long-Term Stock Incentive Plan, as amended (the “2004 Plan”), a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2006, and will be subject to the terms of the Form of Non-Qualified Stock Option Award Agreement attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2006.

Pursuant to the Agreement, effective on the Commencement Date, Ms. Marinello will be granted restricted shares of the Company’s common stock having a value in the gross amount of $1,350,000 as of the Commencement Date, such value to be determined as of the close of business on the Commencement Date (the “Restricted Shares”).  The

Restricted Shares will vest ratably in 33-1/3% increments on October 1, 2007, 2008 and 2009.  The Restricted Shares will be granted under the 2004 Plan and will be subject to the terms of the Form of Restricted Stock Award Agreement attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2006.

Retention Bonus

Pursuant to the Agreement, effective on the Commencement Date, Ms. Marinello will receive as a retention bonus restricted shares of the Company’s common stock having a value in the gross amount of $2,500,000 as of the Commencement Date, such value to be determined as of the close of business on the Commencement Date.  Such restricted shares will vest ratably in 33-1/3% increments on October 1, 2007, 2008 and 2009.  Ms. Marinello may, at her option and in accordance with the Agreement, elect to receive some or all of the retention bonus in the form of a non-qualified stock option to purchase shares of the Company’s common stock.  The option (if any) and restricted shares (collectively, the “Retention Awards”) to be awarded to Ms. Marinello as a retention bonus will be awarded under the 2004 Plan and the applicable form of agreement.

Signing Bonus

Pursuant to the Agreement, within 10 working days following the Commencement Date, the Company will pay Ms. Marinello a one-time lump sum payment in the gross amount of $950,000.

Benefit Plans

The Agreement provides that Ms. Marinello is entitled to participate in the employee health and welfare, retirement and other employee benefits programs offered generally by the Company to its executive employees, to the extent that Ms. Marinello’s position, tenure, salary, health and other qualifications make Ms. Marinello eligible to participate.  Ms. Marinello will also receive an allowance, to be determined periodically by the Compensation Committee, for membership in a country club of her choice.

Annual Payment in Lieu of Certain Perquisites

Under the Agreement, Ms. Marinello is entitled to be paid a minimum of $45,000 per year in lieu of certain perquisites.  Such compensation will be reviewed and increased in the sole discretion of the Compensation Committee.

Attorney Fees

Under the Agreement, the Company agreed to reimburse Ms. Marinello for up to $10,000 for legal expenses incurred in connection with the negotiation of the terms of the Agreement.

Early Termination of Employment

The Agreement provides that the Company may terminate Ms. Marinello immediately for Cause.  The Company may terminate Ms. Marinello without Cause and Ms. Marinello may terminate her employment with the Company with or without Good Reason upon at least 30 days written notice.

If Ms. Marinello’s employment is terminated by the Company without Cause or by Ms. Marinello for Good Reason, and if Ms. Marinello executes (and does not effectively rescind) a release of all claims against the Company, then Ms. Marinello is entitled to receive: (1) a lump sum cash payment equal to two times the sum of her then-current Base Salary and bonus, if any, to which she became entitled under all applicable annual bonus plans for the full fiscal year completed immediately prior to termination, (2) a prorated portion of her bonus compensation, if any, to which she would have otherwise become entitled for the fiscal year in which the termination occurred had she remained continuously employed for the full fiscal year, (3) reasonable executive-level outplacement services, not to exceed $50,000, for a period of up to 24 months and (4) reimbursement for applicable premiums for COBRA continuation coverage for Ms. Marinello and her eligible dependents.  In the event that such termination occurs before October 1, 2007, 33-1/3% of the Option, Restricted Shares and Retention Awards will become fully vested and exercisable.

If Ms. Marinello terminates her employment with the Company without Good Reason, Ms. Marinello is entitled to receive her Base Salary through the 30-day notice period.  In the event the Company terminates Ms. Marinello for Cause, Ms. Marinello is entitled to receive her annual Base Salary through the date of termination.  If Ms. Marinello’s employment with the Company is terminated due to her death, Ms. Marinello’s estate is entitled to receive a lump sum payment equal to one year of Ms. Marinello’s then-current Base Salary as well as a prorated bonus.  Lastly, in the event of Ms. Marinello’s Disability, Base Salary will be terminated as of the end of the month in which the last day of the six-month period of Ms. Marinello’s inability to perform her duties occurs, and Ms. Marinello will be entitled to receive a prorated bonus.

The terms “Cause,” “Good Reason” and “Disability” are defined in the Agreement.

Termination of Employment After a Change of Control

Under the Agreement, a “Change of Control Termination” means any of the following events:

•      On or within two years after a Change of Control (as defined in the Agreement), termination of Ms. Marinello’s employment by the Company for any reason other than (A) fraud, (B) theft or embezzlement of the Company’s assets, (C) conviction of a crime involving moral turpitude or (D) failure to follow the Company’s conduct and ethics policies;

•      On or within two years after a Change of Control, termination of Ms. Marinello’s employment by Ms. Marinello for Good Reason; or

•      A termination of Ms. Marinello’s employment by the Company other than for the reasons described in clauses (A) through (D) above during the pendency of a Potential Change of Control (as defined in the Agreement) and Ms. Marinello demonstrates that such termination was in connection with, or in anticipation of, a Change of Control.

The Agreement provides that in the event of a Change of Control Termination, and provided that Ms. Marinello executes (and does not effectively rescind) a release of claims against the Company, the Company is required to make a lump sum severance payment to Ms. Marinello in an amount equal to three times the sum of: (1) one year of Ms. Marinello’s then-current Base Salary plus the bonus, if any, to which Ms. Marinello became entitled under all applicable annual bonus plans for the full fiscal year completed immediately prior to the Change of Control Termination, (2) the bonus, if any, that Ms. Marinello would have earned under all applicable bonus plans for the year in which the termination occurs had “superior” goals been achieved and (3) the highest annual amount of 401(k) Restoration Match (as defined in the Company’s Deferred Compensation Plan (the “DCP”)) and Supplemental Match Credit (as defined in the DCP) made by the Company on behalf of Ms. Marinello into the DCP over the last three fiscal years prior to termination of Ms. Marinello.

In addition, Ms. Marinello will be entitled to receive: (1) a prorated portion of her bonus compensation for the fiscal year in which the Change of Control Termination occurred (assuming that any applicable performance objectives were achieved at the “target” level of performance), (2) continued medical and dental coverage until age 65, as further described in the Agreement, (3) reasonable executive-level outplacement services, not to exceed $50,000, for a period of up to 24 months (or if earlier, until the first acceptance by Ms. Marinello of an offer of employment) (4) reimbursement for all customary relocation expenses actually incurred by Ms. Marinello in one move out of her state of residence within the one-year period following such Change of Control Termination, provided such move is necessitated by Ms. Marinello’s acceptance of an offer of employment.  In addition, in the event of a Change of Control Termination, all outstanding options and other equity awards of the Company held by Ms. Marinello will become fully vested and exercisable and, if applicable, free from all restrictions.

Non-Competition, Non-Recruitment, Non-Disparagement and Confidentiality Covenants

The Agreement contains non-competition and non-recruitment provisions applicable to Ms. Marinello during her employment with the Company and for two years following termination of such employment for any reason other than a Change of Control Termination.  In addition, the Company and Ms. Marinello agreed not to make any disparaging statements regarding the other party both during Ms. Marinello’s employment with the Company and after such employment terminates.  Ms. Marinello also agreed to keep the Company’s Confidential Information (as defined in the Agreement) confidential during and after her employment with the Company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2006, the Company announced its appointment of Ms. Marinello as the Company’s President and Chief Executive Officer, effective October 20, 2006.  Ms. Marinello will succeed Ronald L. Turner.  Ms. Marinello, 50 years old, served as President and Chief Executive Officer of General Electric Fleet Services, a fleet management company, from October 2002 to October 2006.  In this role Ms. Marinello oversaw over 3,000 employees in 20 countries around the world, a division that by itself is among the top 20 Minnesota companies by revenue.  Prior to this role, Ms. Marinello served as President and Chief Executive Officer of GE Financial Assurance Partnership Marketing Group, an organization that includes GE’s affinity marketing business, Auto & Home Insurance business and Auto Warranty Service business, from December 2000 to October 2002.  Before joining GE Capital Consumer Financial Services, Ms. Marinello gained extensive experience in financial services marketing and operations through her positions held at First Data Corporation, First Bank Systems, Chemical Bank and Citibank.  Ms. Marinello holds a Bachelor’s degree in Liberal Arts from the State University of New York at Albany and a Master’s degree in Business from Hofstra University.

A description of the Agreement between Ms. Marinello and the Company is provided under Item 1.01 above.  Other than in connection with the Agreement described above, there are no arrangements or understandings between Ms. Marinello and any other persons pursuant to which Ms. Marinello was selected as President and Chief Executive Officer of the Company.  Ms. Marinello does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Ms. Marinello had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Ms. Marinello will be elected to the Company’s Board of Directors at the next meeting of the Board.

A press release, dated October 9, 2006, announcing Ms. Marinello’s appointment as President and Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits

10.1                 Executive Employment Agreement between Kathryn V. Marinello and Ceridian Corporation, dated October 1, 2006.

99.1                 Press release of Ceridian Corporation dated October 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

By:	/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Date:  October 9, 2006

EXHIBIT INDEX

10.1         Executive Employment Agreement between Kathryn V. Marinello and Ceridian Corporation, dated October 1, 2006.

99.1         Press release of Ceridian Corporation dated October 9, 2006.